================================================================================

         As filed with the Securities and Exchange SEC on July 3, 1997
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------

                         BIOCRYST PHARMACEUTICALS, INC.
               (Exact name of issuer as specified in its charter)

                              --------------------

          Delaware                                                62-1413174
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

               2190 Parkway Lake Drive, Birmingham, Alabama 35244
               (Address of principal executive offices) (zip code)

                              --------------------

                         BIOCRYST PHARMACEUTICALS, INC.
                             1991 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              --------------------

                             CHARLES E. BUGG, Ph.D.
                Chairman of the Board and Chief Executive Officer
                         BIOCRYST PHARMACEUTICALS, INC.
               2190 Parkway Lake Drive, Birmingham, Alabama 35244
                                 (205) 444-4600
          (Telephone number, including area code, of agent for service)

                              --------------------

                                        CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                                Proposed
                                                         Proposed               Maximum
                                       Amount to be      Maximum Offering       Aggregate        Amount of
Title of Securities to be Registered   Registered(1)     Price per Share(2)  Offering Price  Registration Fee
------------------------------------   -------------     ------------------  --------------  ----------------
Options to Purchase Common Stock
(1991 Stock Option Plan)                  1,000,000             N/A                N/A              N/A

Common Stock, $.01 par value
(1991 Stock Option Plan)               1,000,000 shares       $13.5625           $13,562,500      $4,109.85
=============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1991 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock of BioCryst Pharmaceuticals, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of BioCryst Pharmaceuticals, Inc. on June 30, 1997 as reported by the Nasdaq National Market.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

            BioCryst Pharmaceuticals, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange SEC (the "SEC"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC on March 28, 1997.

      (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 filed with the SEC on May 14, 1997.

      (c) Registration Statement No. 0-23186 on Form 8-A filed with the SEC on January 7, 1994, together with the amendment thereto filed with the SEC on March 14, 1994, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

      (d) Any similar report filed subsequently with the SEC and distributed to the Registrant's stockholders.

            All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

            Not applicable.

Item 5. Interests of Named Experts and Counsel

            Not applicable.

Item 6. Indemnification of Directors and Officers

            Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "1933 Act"). Article Eight of the Registrant's Second Restated Certificate of Incorporation provides for indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant has liability insurance for its officers and directors.

Item 7.  Exemption from Registration Claimed


                                      II-1.

            Not Applicable.

Item 8.  Exhibits

Exhibit Number      Exhibit
--------------      -------
      4             Instruments Defining Rights of Stockholders. Reference is
                    made to Exhibits 3.1 and 3.2 to the Registrant's Form 10-Q for the quarter ended June 30, 1995 dated August 11, 1995.
      5             Opinion and consent of Brobeck, Phleger & Harrison LLP.
      23.1          Consent of Independent Auditors - Ernst & Young LLP.
      23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
      24            Power of Attorney. Reference is made to page II.4 of this
                    Registration Statement.
      99.1          1991 Stock Option Plan.
      99.2*         Form of Notice of Grant of Stock Option with Stock Option
                    Agreement.
      99.3*         Form of Notice of Grant of Stock Option with Stock Option
                    Agreement (Non-Employee Director Automatic Grant).

      * Exhibits 99.2 and 99.3 are incorporated by reference to exhibits 99.2 and 99.3, respectively, to Registrant's Registration Statement on Form S-8 file No. 33-95062.

Item 9.  Undertakings

            A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1991 Stock Option Plan.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless

                                      II-2.

in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                      II-3.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 3rd day of July 1997.

                                       BioCryst Pharmaceuticals, Inc.


                                       By /s/ Charles E. Bugg
                                          --------------------------------------
                                          Charles E. Bugg, Ph.D., Chairman of
                                          the Board and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

            That the undersigned officers and directors of BioCryst Pharmaceuticals, Inc., a Delaware corporation, do hereby constitute and appoint Charles E. Bugg and Ronald E. Gray, and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                          Title                         Date
----------                          -----                         ----


/s/ Charles E. Bugg
-------------------------   Chairman of the Board and        July 3, 1997
Charles E. Bugg, Ph.D.      Chief Executive Officer
                            (Principal Executive Officer)


/s/ Ronald E. Gray
-------------------------   Chief Financial Officer          July 3, 1997
Ronald E. Gray              (Principal Financial
                            and Accounting Officer)


                                      II-4.

/s/ J. Claude Bennett
-------------------------      President, Chief Operating      July 3, 1997
J. Claude Bennett, M.D.        Officer and Director


/s/ John A. Montgomery
-------------------------      Senior Vice President,          July 3, 1997
John A. Montgomery, Ph.D.      Secretary, Chief Scientific
                               Officer and Director


----------------------------   Director                        ______, 1997
Edwin A. Gee, Ph.D.


/s/ Zola P. Horovitz
----------------------------   Director                        July 3, 1997
Zola P. Horovitz, Ph.D.



----------------------------   Director                        ______, 1997
Lindsay A. Rosenwald, M.D.


/s/ William M. Spencer, III
----------------------------   Director                        July 3, 1997
William M. Spencer, III


/s/ Randolph C. Steer
----------------------------   Director                        July 3, 1997
Randolph C. Steer, M.D.
and Ph.D.


/s/ William W. Featheringill
----------------------------   Director                        July 3, 1997
William W. Featheringill



----------------------------   Director                        ______, 1997
Joseph H. Sherrill, Jr.


                                     II-5.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                         BIOCRYST PHARMACEUTICALS, INC.

                                  EXHIBIT INDEX

      Exhibit
      Number   Exhibit
      ------   -------

      4 Instruments Defining Rights of Stockholders. Reference is made to Exhibits 3.1 and 3.2 to the Registrant's Form 10-Q for the quarter ended June 30, 1995 dated August 11, 1995.

      5        Opinion and Consent of Brobeck, Phleger & Harrison LLP.

      23.1     Consent of Independent Auditors - Ernst & Young LLP.

      23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.

      24 Power of Attorney. Reference is made to page II.4 of this Registration Statement.

      99.1     1991 Stock Option Plan.

      99.2*    Form of Notice of Grant of Stock Option with Stock Option
               Agreement.

      99.3* Form of Notice of Grant of Stock Option with Stock Option Agreement (Non-Employee Director Automatic Grant).

      * Exhibits 99.2 and 99.3 are incorporated by reference to exhibits 99.2 and 99.3, respectively, to Registrant's Registration Statement on Form S-8 file No. 33-95062.